UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As set forth in its Current Report on Form 8-K filed May 29, 2025, by the registranton (“Laser Photonics” or the “Company”), on May 22, 2025, the Company received a notice from Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that since it had not received the Company’s Form 10-Q for the period ended March 31, 2025, and because the Company remains delinquent in filing its Form 10-K for the period ended December 31, 2024 (the “Initial Delinquent Filing”), the Company does not comply with Nasdaq’s Listing Rule Rule 5250(c)(1) (the “Rule”) for continued listing. Nasdaq stated that in accordance with its letter dated April 16, 2025, the Company had until June 16, 2025, to submit a plan to regain compliance with respect to these delinquent reports. Nadaq informed the Company that it could grant an exception to allow the Company to regain compliance up to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or October 13, 2025.

On June 24, 2025, Nasdaq notified the Company that based on the June 23, 2025, filing of the Company’s Form 10-K for the fiscal year ended December 31, 2024, Nasdaq has determined that the Company complies with the Rule and that this matter is now closed. Nasdaq stated further that the Company remained delinquent in filing its Form 10-Q for the period ended March 31, 2025.

A copy of the press release announcing the Company regaining compliance with its annual filing requirement is attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated June 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2025	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

-3-